Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                           TEMECULA MERGER CORPORATION
                           (A CALIFORNIA CORPORATION)
                                       AND
                          TEMECULA VALLEY BANCORP INC.
                            (A DELAWARE CORPORATION)



                  This Agreement and Plan of Merger ("Merger Agreement") dated as of November 7, 2003, is made by and between Temecula Merger Corporation, a California corporation ("Temecula-California") and Temecula Valley Bancorp Inc., a Delaware corporation ("Temecula-Delaware" and together with Temecula-California, the "Constituent Corporations").

                                    RECITALS

                  A. Temecula-Delaware desires to merge with and into Temecula-California, a California corporation that is a wholly-owned subsidiary of Temecula-Delaware, and Temecula-California desires to merge with Temecula-Delaware, all upon the terms and subject to the conditions of this Merger Agreement (the "Proposed Merger").

                  B. Temecula-California is a corporation duly organized and existing under the California General Corporation Law (the "CGCL"). Temecula-California has authorized capital of 40,000,000 shares of Common Stock, no par value ("Temecula-California Common Stock"). As of the date hereof, one share of Temecula-California Stock is issued and outstanding, which is held by Temecula-Delaware.

                  C. Temecula-Delaware is a corporation duly organized and existing under the Delaware General Corporation Law (the "DGCL").
Temecula-Delaware has authorized capital of 40,000,000 shares, consisting of 40,000,000 shares of Common Stock, par value $0.001 per share
("Temecula-Delaware Common Stock"). As of the date hereof, 4,065,957 shares of Temecula-Delaware Common Stock are issued and outstanding.

                  D. The Board of Directors of Temecula-Delaware has determined by unanimous vote that, for the purpose of effecting the reincorporation of Temecula-Delaware in the State of California, it is advisable and in the best interest of Temecula-Delaware and its shareholders that it ratify, confirm and approve the Proposed Merger, pursuant to which it will merge with and into Temecula-California upon the terms and conditions herein provided.

                  E. The respective Boards of Directors of Temecula-California and Temecula-Delaware have authorized and approved this Merger Agreement and have directed that this Merger Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers.

                  F. The sole shareholder of Temecula-California has approved this Merger Agreement.

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                  G. This Merger Agreement is a Plan of Reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended.

                  NOW, THEREFORE, in consideration of the foregoing recitals, the mutual agreements and covenants set forth herein, and other good and valuable consideration, the Constituent Corporations agree as follows:

                                    ARTICLE I

                                     MERGER

                  1.1 MERGER. In accordance with the provisions of this Merger Agreement, the DGCL and the CGCL, Temecula-Delaware shall be merged with and into Temecula-California (the "Merger"), the separate existence of Temecula-Delaware shall cease, and Temecula-California shall survive the Merger and shall continue to be governed by the CGCL. Temecula-California shall be, and is herein sometimes referred to as, the "Surviving Corporation." The name of the surviving corporation shall be Temecula Valley Bancorp Inc.

                  1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when this Merger Agreement along with properly executed Officers' Certificates meeting the requirements of the CGCL shall have been filed with the Secretary of State of the State of California.

                  The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date."

                  1.3 EFFECT OF MERGER. Upon the Effective Date of the Merger, the separate existence of Temecula-Delaware shall cease, and Temecula-California, as the Surviving Corporation, (i) shall continue to possess all of Temecula-California's assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger; (ii) shall be subject to all actions previously taken by its and Temecula-Delaware's Board of Directors;
(iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Temecula-Delaware including, without limitation, all patents, trademarks, licenses, registrations, and all other intellectual properties however defined; (iv) shall continue to be subject to all of Temecula-California's debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Temecula-Delaware in the same manner as if Temecula-California had itself incurred them, all as more fully provided under the applicable provisions of the CGCL and the DGCL, and (vi) shall continue to operate the business of Temecula-Delaware under its current name, Temecula Valley Bancorp Inc., as provided in Article II below.

                                   ARTICLE II

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

                  2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Temecula-California as in effect immediately prior

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

to the Effective Date of the Merger are amended and restated as of the Effective Date as provided in Exhibit 2.1 to this Merger Agreement.

                  2.2 BYLAWS. The Bylaws of Temecula-California as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

                  2.3 DIRECTORS AND OFFICERS. The directors and officers of Temecula-Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Restated Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                   ARTICLE III

                          MANNER OF CONVERSION OF STOCK

                  3.1 STOCK CONVERSION. Upon the Effective Date of the Merger, each share of Temecula-Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger, and without any action by the Constituent Corporations, the holder of such shares, or any other person, be deemed to represent the right to receive two fully paid and nonassessable shares of the corresponding Temecula-California Common Stock.

                  3.2      TEMECULA-DELAWARE EMPLOYEE BENEFITS AND STOCK OPTION
PLANS.

     (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the employee benefits and stock option plans of Temecula-Delaware. Each outstanding and unexercised option or other right to purchase a security convertible into Temecula-Delaware Common Stock shall become an option or right to purchase a security convertible into the Surviving Corporation's Common Stock on the basis of two shares of the Surviving Corporation's Common Stock for each share of Temecula-Delaware Common Stock issuable pursuant to any such option, upon the same terms and subject to the same conditions and subject to appropriate adjustments to the exercise price due to the stock split.

     (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, equal to twice the number of shares of Temecula-Delaware Common Stock so reserved immediately prior to the Effective Date of the Merger.

                  3.3 CANCELLATION OF STOCK. Upon the Effective Date of the Merger, the one share of Temecula-California Common Stock presently issued and outstanding shall be canceled without consideration and returned to the status of authorized but unissued shares and no shares of Common Stock or other securities of the Surviving Corporation will be issued in respect thereof.

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


                  3.4  NO EXCHANGE OF CERTIFICATES REQUIRED.

     (a) After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Temecula-Delaware Common Stock may, but is not required to, surrender the same for cancellation without consideration to the Transfer Agent, U.S. Stock Transfer, and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of corresponding Temecula-California Stock into which the surrendered shares were converted without giving effect to the two-for-one stock split. A separate certificate shall be issued for the additional shares to be issued as a result of the two-for-one stock split. Until so surrendered, each outstanding certificate theretofore representing shares of Temecula-Delaware Common Stock shall be deemed for all purposes to represent the number of corresponding shares of whole Temecula-California Common Stock into which such shares of Temecula-Delaware Common Stock were converted in the Merger without giving effect to the two-for-one stock split.

     (b) The registered owner on the books and records of the Surviving Corporation or the Transfer Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Transfer Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Temecula-California Stock represented by such outstanding certificate as provided above.

     (c) Each certificate representing Temecula-California Stock so issued in the Merger shall bear the same legends, if any, with respect to restrictions on transferability as the certificates of corresponding stock of Temecula-Delaware so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws. As applicable, the time period during which a shareholder has held the Temecula-Delaware Common Stock shall be included in the time period during which such shareholder actually holds the Temecula-California Common Stock received in exchange for Temecula-Delaware Common Stock for the purposes of determining the term of the restrictive period applicable to the Temecula-California Common Stock.

     (d) If any certificate for shares of Temecula-California Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefore is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer, that such transfer otherwise be proper and the person requesting such transfer pay to Temecula-California or the Transfer Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Temecula-California that such tax has been paid or is not payable.

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


               3.5 DISSENTERS' RIGHTS. Notwithstanding anything to the contrary contained in this Article III, each outstanding share of Temecula-Delaware Common Stock as to which a written demand for purchase is made in accordance with Section 1301 of the CGCL, stating that the record holder demands that his or her shares be purchased for cash for their fair market value, and which is not voted in favor of the Merger, shall not be converted into shares of Temecula-California Common Stock unless and until the holder shall have failed to perfect or shall have effectively withdrawn or lost his right to payment of the fair market value of his shares of Temecula-Delaware Common Stock under Sections 1300 to 1313, inclusive, of the CGCL, at which time such shares of Temecula-Delaware Common Stock shall be converted into shares of Temecula-California Common Stock in the same manner as provided for other outstanding shares of Temecula-Delaware Common Stock in this Article III.

                                   ARTICLE IV

                                     GENERAL

                  4.1 COVENANTS OF TEMECULA-CALIFORNIA. From time to time, as and when required by Temecula-California or by its successors or assigns, there shall be executed and delivered on behalf of Temecula-Delaware such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Temecula-California the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Temecula-Delaware and otherwise to carry out the purposes of this Merger Agreement.

                  4.2 ABANDONMENT. At any time before the Effective Date of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either of the Constituent Corporations, or by both, notwithstanding the approval of this Merger Agreement by the shareholders of either of the Constituent Corporations, or by both.

                  4.3 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the Effective Date; provided, however, that an amendment made subsequent to the adoption of this Merger Agreement by the shareholders of either of the Constituent Corporations shall not without the requisite shareholder approval (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Restated Articles of Incorporation of the Surviving Corporation to be effective immediately after the Merger, or (c) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.

                  4.4 GOVERNING LAW. This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with the laws of the State of California and, so far as applicable, the merger provisions of the DGCL.

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

                  4.5 COUNTERPART. To facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Merger Agreement having first been approved by the resolutions of the Boards of Directors of Temecula-California, a California corporation, and Temecula-Delaware, a Delaware corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized as of the date first above written.

                               TEMECULA VALLEY BANCORP INC.
                               a Delaware corporation


                                        /s/ STEPHEN H. WACHNITZ
                                        -----------------------------------
                                        Stephen H. Wacknitz
                                        Chief Executive Officer
                                        and President

                                        /s/  DONALD A. PITCHER
                                        -----------------------------------
                                        Donald A.Pitcher
                                        Secretary


                               TEMECULA MERGER CORPORATION
                               a California corporation


                                        /s/ STEPHEN H. WACKNITZ
                                        -----------------------------------
                                        Stephen H. Wacknitz
                                        Chief Executive Officer
                                        and President

                                        /s/ DONALD A. PITCHER
                                        -----------------------------------
                                        Donald A. Pitcher
                                        Secretary


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


                       EXHIBIT 2.1 TO THE MERGER AGREEMENT

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          TEMECULA VALLEY BANCORP INC.


                                    ARTICLE I

NAME:                      The name of the Corporation is Temecula Valley
                           Bancorp Inc.

                                   ARTICLE II

PURPOSE: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

AUTHORIZED
STOCK: The Corporation is authorized to issue only one class of stock, designated as Common Stock, and the total number of shares which the Corporation is authorized to issue is forty million (40,000,000).

                                   ARTICLE IV

DIRECTOR
LIABILITY:                 The liability of the directors of the Corporation for
                           monetary damages shall be eliminated to the fullest extent permissible under California law.

                                    ARTICLE V

INDEMNI-
FICATION:                  This Corporation is authorized to provide
                           indemnification of agents (as defined in Section 317 of the California Corporations Code) to the fullest extent permissible under California law. Any amendment, repeal or modification of the provisions of this Article shall not adversely affect any right or protection of an agent of the Corporation existing at the time of such amendment, repeal or modification.

                                   ARTICLE VI

AGENT FOR
SERVICE OF
PROCESS: The name and address in the State of California of this corporation's initial agent for service of process is:

                                            Stephanie E. Allen
                                            2040 Main Street, 14th Floor
                                            Irvine, CA  92614

                          TEMECULA VALLEY BANCORP INC.
                              OFFICER'S CERTIFICATE
                         PURSUANT TO SECTION 1103 OF THE
                          CALIFORNIA CORPORATIONS CODE
                          ----------------------------



                  Stephen H. Wacknitz and Donald A. Pitcher certify that:

                  1. They are the president and the secretary, respectively, of Temecula Merger Corporation, a California corporation ("TMC").

                  2. With respect to the merger of TMC and Temecula Valley Bancorp Inc., a Delaware corporation ("TVB") described in the attached Agreement and Plan of Merger dated November 7, 2003 (the "Merger Agreement"), there was a total of one (1) share of TMC common stock outstanding, the only class of stock of TMC outstanding and entitled to vote on the merger.

                  3. The principal terms of the Merger Agreement in the form attached were approved by TMC by a vote of a number of shares of common stock which equaled or exceeded the vote required. The only class entitled to vote was common stock and the percentage vote required of the common stock to approve the Merger Agreement was 100% of the outstanding shares of common stock.

                  4. The Merger Agreement was approved by the Board of Directors of TMC.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:    December 18, 2003            /s/  STEPHEN H. WACKNITZ
                                      -------------------------------------
                                      Stephen H. Wacknitz, President



                                      /s/  DONALD A. PITCHER
                                      -------------------------------------
                                      Donald A. Pitcher, Secretary

                          TEMECULA VALLEY BANCORP INC.
                              OFFICER'S CERTIFICATE
                         PURSUANT TO SECTION 1103 OF THE
                          CALIFORNIA CORPORATIONS CODE



                  Stephen H. Wacknitz and Donald A. Pitcher certify that:

                  1. They are the president and the secretary, respectively, of Temecula Valley Bancorp Inc., a Delaware corporation ("TVB").

                  2. With respect to the Merger of TVB and Temecula Merger Corporation, a Delaware corporation ("TMC") described in the attached Agreement and Plan of Merger dated November 7, 2003 (the "Merger Agreement"), there were a total of 4,065,957 shares of TVB shares of common stock outstanding as of the record date of November 7, 2003, the only class of stock of TVB outstanding and entitled to vote on the merger.

                  3. The principal terms of the Merger Agreement in the form attached were approved by TVB by a vote of a number of shares of common stock which equaled or exceeded the vote required. The only class entitled to vote was common stock and the percentage vote required of the common stock to approve the Merger Agreement was more than 50% of the outstanding shares of common stock.

                  4. The Merger Agreement was approved by the Board of Directors of TVB.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:    December 18, 2003                 /s/  STEPHEN H. WACKNITZ
                                           ----------------------------------
                                           Stephen H. Wacknitz, President



                                           /s/  DONALD A. PITCHER
                                           -----------------------------------
                                           Donald A. Pitcher, Secretary